TECHNOLOGY ACQUISITION AGREEMENT

THIS AGREEMENT made effective as of the 16th day of December, 2009

BETWEEN:

CANADIAN INTEGRATED OPTICS (IOM) LIMITED, an Isle of Man corporation having an office at 8 ST Georges St., Douglas, Isle Of Man, 1M1 1AH

(hereinafter called “IOM”)

     OF THE FIRST PART

AND:

QUANTUM SOLAR POWER CORP., a Nevada corporation, having an office at 3900 Paseo Del Sol, Suite C09, Santa Fe, New Mexico 87507

(hereinafter called “Quantum”)

     OF THE SECOND PART

WHEREAS:

A.

IOM is the owner of a technology for the production of solar energy without the use of silicon or semiconductors (the “Technology”) and inventions utilizing the Technology that are the subject of patent applications; and

B.	The parties have agreed to enter into this Agreement to reflect the sale by IOM and the purchase by Quantum of the Technology;

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

DEFINITIONS

1.	In this Agreement:

	(a)	“1933 Act” means the United States Securities Act of 1933, as amended;

	(b)	“Effective Date” means the date first set out in this Agreement;

	(c)	“Improvement” means any modification or variant of the Invention, whether patentable or not, which, if manufactured, used, or sold, would fall within the scope of the Patents;

(d)

“Intellectual Property” means all know-how, patent rights, trade secret rights, process information, technical information, contract rights and obligations, designs, drawings, inventions and all other intellectual and industrial property rights of any sort related to or associated with the Inventions and the Technology, including, but not limited to, the Patents;

	(e)	“Inventions” means the inventions described in the Patents and any prototypes;

	(f)	“Inventors” means collectively, Gary Leach, Claire McCague, Finlay MacNab, Xin Zhang, Murat Cetinbas, Philip Kubik, and Wai Lung (Simon) Law.

(g)

“Know-how” means all know-how, knowledge, expertise, inventions, works of authorship, prototypes, technology, information, know-how, materials and tools relating thereto or to the design, development, manufacture, use and commercial application of the Inventions and the Technology;

	(h)	“Patents” means the patent applications described in Schedule A to this Agreement and any other patent that may be issued in connection with the Inventions, the Technology or any Improvement;

(i)	“Shares” means the 71,500,000 shares of the common stock of Quantum, par value $0.001 per share, to be issued under Paragraph 7 of this Agreement; and

(j)	“Technology“ means collectively, the Inventions, the Patents, the Know-How and the Intellectual Property.

2.

Subject to the terms and conditions of this Agreement, including delivery of the consideration as provided in this Agreement, IOM hereby sells, assigns and transfers to Quantum effective at closing, all of its right, title and interest in and to the Technology free and clear of all liens, charges, encumbrances and security interests.

3.

IOM shall assist Quantum in every legal way to evidence, record and perfect the assignment evidenced by this Agreement and to apply for and obtain recordation of, and from time to time enforce, maintain and defend, the assigned rights embodied in the Patents. To the extent that any of the Intellectual Property is a provisional patent, IOM shall cause the Inventors to cooperate with Quantum and the applicable patent office to attempt to obtain a final grant of those provisional patents and, to the extent any such provisional patents are actually issued in the Inventors' names, IOM shall cause the Inventors to promptly assign and transfer such patents, at no cost (except for any filing and recordation fees which shall be borne by Quantum), to Quantum.

4.

If, after the Effective Date, the Inventors develop or discover, or are co-developers or co-discoverers of any Improvement, then IOM shall cause the Inventors to promptly sell, assign and transfer the Improvement to Quantum without the payment of any additional amounts or consideration.

5.

IOM shall cause the Inventors to communicate to Quantum all Know-how and Intellectual Property in the possession of the Inventors which may reasonably be relevant to the design, manufacture, marketing and use of the Technology and the Invention. IOM shall cause the Inventors to continue to communicate to Quantum all such further Know-how and Intellectual Property as may later come into the Inventors’ possession.

6.

All Know-how and technical information in the possession of the Inventors which may reasonably be relevant to the design, manufacture, marketing, and use of the Technology and the Invention shall be deemed to be confidential information. IOM shall ensure that the Inventors shall not disclose or authorize the disclosure of such information to any third party, except as expressly permitted by Quantum in writing and that the Inventors shall take reasonable precautions to prevent the unauthorised disclosure to third parties of all such confidential information.

CONSIDERATION

7.	In consideration for the sale, assignment and transfer of the Technology by IOM to Quantum, Quantum shall issue to IOM a total of 71,500,000 shares of the common stock of Quantum (the “Shares”).

ONGOING RESEARCH AND DEVELOPMENT SERVICES

8.

Quantum acknowledges that IOM has ongoing obligations to the Inventors and IOM Canada to pay for ongoing research and development including use of facilities at Simon Fraser University under an ongoing research agreement (the “Research Agreement”).

9.

The parties agree that IOM will cause the ongoing research and development under the Research Agreement to continue from the date of this Agreement until such time as Quantum is able to contract directly with the Inventors and Simon Fraser University (the “Interim Period”) and shall pay to IOM, or such other parties as IOM shall designate, the amount required to pay for ongoing research and development during the Interim Period.

RESTRICTION ON TRANSFER OF SHARES

10.

IOM acknowledges and agrees that the Shares shall be issued pursuant to Regulation S of the 1933 Act and that IOM shall not resell, transfer or hypothecate the Shares without the prior registration of the Shares under the 1933 Act or an opinion of counsel satisfactory to Quantum that such registration is not necessary.

11.	IOM shall not engage in any hedging transactions with regard to the Shares unless such hedging transactions are made in compliance with the 1933 Act.

12.	Quantum shall refuse to register any transfer of the Shares which is not made in accordance with applicable securities legislation.

13.	All certificates representing the Shares shall be endorsed with the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

14.	The Shares shall be issued to IOM based on the representations and warranties of IOM that:

	(a)	IOM is acquiring the Shares for its own account for investment, with no present intention of dividing any interest with others or of reselling or otherwise disposing of all or any portion of the same;

(b)

IOM does not intend any sale of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance;

	(c)	IOM has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Shares;

	(d)	IOM is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the Shares;

	(e)	The Shares were offered to IOM in direct communication between IOM and Quantum and not through any advertisement or directed sales effort of any kind;

	(f)	IOM has the financial means to bear the economic risk of an investment in the Shares; and

(g)

IOM is not a resident of the United States and is otherwise not a “U.S. Person” as that term is defined in Regulation S of the 1933 Act and IOM is not acquiring the Shares for the account or benefit of any such U.S. Person.

WARRANTIES AND REPRESENTATIONS

15.	IOM warrants and represents to Quantum that:

	(a)	IOM is the sole owner of the Inventions, the Technology, the Patents, the Know-how and the Intellectual Property free and clear of all liens, charges, encumbrances and security interests;

	(b)	IOM has the power to sell, assign and transfer all of its right, title and interest in and to the Inventions, the Technology, the Patents, the Know-how and the Intellectual Property to Quantum;

(c)	IOM has not made, granted or entered into any assignment, encumbrance, license or other agreement affecting the Invention, the Technology, the Patents, the Know-how and the Intellectual Property;

(d)

IOM is not aware of any violation, infringement or misappropriation of any third party's rights (or any claim thereof) by the ownership, development, manufacture, sale or use of the Inventions, the Technology, the Patents, the Know-how and the Intellectual Property;

(e)	The use of the Technology by IOM has never given rise to any complaint alleging infringement of any patent, trademarks or other intellectual property rights of any other person;

(f)

The Inventors were not acting within the scope of employment of any third party when conceiving, creating or otherwise performing any activity with respect to the Inventions, the Technology, the Patents, the Know-how and the Intellectual Property;

(g)

IOM is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent pendings relating to the Inventions, the Technology, the Patents, the Know-how and the Intellectual Property;

(h)	The Patents, including any patent applications, have been filed with the appropriate patent authorities in accordance with all required laws and regulations and are in good standing; and

(i)	IOM has the contractual arrangements with the Inventors required to allow it to cause them to comply with any requirements under this Agreement.

ENTIRE AGREEMENT

16.

This Agreement constitutes the entire agreement between the parties, relating to the subject matter hereof and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise.

HEADINGS

17.	The headings are inserted solely for convenience of reference and shall not be deemed to restrict or modify the meaning of the Articles to which they pertain.

MODIFICATION AND WAIVER

18.

No cancellation, modification, amendment, deletion, addition or other change in this Agreement or any provision hereof, or waiver of any right or remedy hereby provided, shall be effective for any purpose unless specifically set forth in writing, signed by the party to be bound thereby. No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

FURTHER ASSURANCES

19.	The parties shall execute such further documents and do such further things as may be necessary to give full effect to the provisions of this Agreement and the intent embodied herein.

GENDER

20.	Words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals and vice versa.

EQUAL PARTICIPATION IN DRAFTING

21.

The parties have equally participated in the drafting of the within Agreement, each having had the opportunity to be independently represented by counsel. IOM acknowledges that O’Neill Law Group PLLC have acted solely for Quantum in connection with the preparation, negotiation and execution of this Agreement and IOM has been advised to obtain the advice of independent legal counsel in entering into this Agreement.

CLOSING

22.	Closing shall take place at the offices of Quantum forthwith on December 31, 2009. At the closing, Quantum shall deliver to IOM certificates evidencing the Shares.

CHOICE OF LAW

23.

Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

TIME OF THE ESSENCE

24.	Time shall be of the essence of this Agreement and all provisions hereof.

COUNTERPARTS

25.

This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first written above.

CANADIAN INTEGRATED OPTICS (IOM) LIMITED
By its authorized signatory:

/s/ Ross Bailey
______________________________________
Signature
Ross Bailey, Director

QUANTUM SOLAR POWER CORP.
By its authorized signatory:

/s/ Desmond Ross
______________________________________
Signature
Desmond Ross, President

/s/ Graham Hughes
______________________________________
Signature
Graham Hughes, Secretary Treasurer

SCHEDULE A

PATENT APPLICATIONS

United States Provisional Patent No. 61/287,116 - XXXXXXXXXXXXXXXXXXXXXXXX

United States Provisional Patent No. 61/296,429 - XXXXXXXXXXXXXXXXXXXXXXXX